UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


Filed by the Registrant [ ]

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Check the appropriate box:

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  [ ]        Preliminary Proxy Statement
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  [ ]        Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
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  [ ]        Definitive Proxy Statement
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  [ ]        Definitive Additional Materials
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  [X]        Soliciting Material Pursuant to Section 240.14a-12
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                                  GENCORP INC.
                (Name of Registrant as Specified In Its Charter)

                               PIRATE CAPITAL LLC
                               JOLLY ROGER FUND LP
                          JOLLY ROGER OFFSHORE FUND LTD
                   JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
                              MINT MASTER FUND LTD.
                              THOMAS R. HUDSON JR.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

        PIRATE CAPITAL LLC WINS SUPPORT FROM ISS IN PROXY CONTEST AGAINST
                                  GENCORP INC.

        ISS RECOMMENDS SHAREHOLDERS VOTE ON THE PIRATE CAPITAL LLC GREEN
          PROXY CARD AND FOR THE SHAREHOLDER PROPOSAL TO DECLASSIFY THE
                                      BOARD



NORWALK, CT, MARCH 22, 2006 PR Newswire/ -- Pirate Capital LLC today announced that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, issued an analysis for the GenCorp Inc. (NYSE: GY) proxy contest. ISS recommends that shareholders vote on the Pirate Capital GREEN proxy card for Robert C. Woods and for the shareholder proposal to declassify the board. ISS recommends that shareholders NOT vote on GenCorp's white proxy card.

ISS also commented on GenCorp's corporate governance, concluding that "the company has not taken all necessary steps to ensure shareholder democracy." With respect to Pirate Capital's proposal to declassify the board of directors, ISS stated that "[t]he ability to elect directors is the single most important use of the shareholder franchise, and all directors should be accountable on an annual basis. A classified board can entrench management and effectively preclude most takeover bids or proxy contests."

"We are pleased that ISS has recommended shareholders vote on the green proxy card, and we urge shareholders to support all of our nominees as well as the proposal to declassify the board," said Pirate Capital Portfolio Manager Carlton
B. Klein.

"I urge all shareholders to follow ISS' INDEPENDENT recommendation to VOTE THE GREEN PROXY CARD. I also urge all shareholders to VOTE FOR TODD R. SNYDER, ROBERT C. WOODS and DAVID A. LORBER," said Pirate Capital founder Thomas R. Hudson Jr.

Pirate Capital beneficially owns 4,674,200 shares of GenCorp (8.4% of the outstanding shares) and is GenCorp's second largest shareholder.

Shareholders that need assistance in voting their shares or have any questions are invited to call D.F. King & Co., Inc. toll-free at (888) 887-0082.



Contact:     Pirate Capital LLC                 D.F. King & Co., Inc.
             David A. Lorber                    Richard H. Grubaugh
             (203) 854-1100                     (212) 493-6950
             david@piratecapitalllc.com         rgrubaugh@dfking.com



THIS SOLICITATION IS BEING MADE BY PIRATE CAPITAL LLC, JOLLY ROGER FUND LP, JOLLY ROGER OFFSHORE FUND LTD, JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD, MINT MASTER FUND LTD AND THOMAS R. HUDSON JR., TOGETHER WITH THEIR NOMINEES DAVID A. LORBER, TODD R. SNYDER AND ROBERT C. WOODS


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(THE "PIRATE CAPITAL GROUP"). INFORMATION REGARDING THE PIRATE CAPITAL GROUP AS
PARTICIPANTS IN THE SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT OF THE PIRATE CAPITAL GROUP ON FILE WITH THE SEC. THE PROXY STATEMENT MAY BE OBTAINED WITHOUT CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV AND HAS BEEN DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH 16, 2006. WE URGE YOU TO READ THE PROXY STATEMENT IN FULL BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THIS SOLICITATION BY THE PIRATE CAPITAL GROUP. REQUESTS FOR COPIES SHOULD BE DIRECTED TO PIRATE CAPITAL GROUP'S PROXY SOLICITOR, D.F. KING & CO., INC. AT (888) 887-0082. THIS COMMUNICATION IS BEING RELEASED ON OR ABOUT MARCH 22, 2006.